UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 27, 2020

Date of Report (Date of earliest event reported)

Iconic Brands, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-227420	13-4362274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Seabro Avenue Amityville, NY	11701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 866-219-8112

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ICNB	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on December 31, 2019, Iconic Brands, Inc. (the “Company”) completed the previously announced sale of its majority owned subsidiary, Green Grow Farms, Inc., a New York corporation (“Green Grow”), to Canbiola, Inc., a Florida corporation (“Canbiola”), pursuant to the terms of a Stock Purchase Agreement, dated as of December 4, 2019 (the “Agreement”), by and among the Company, Green Grow and Canbiola. Pursuant to the Agreement, the Company sold, and Canbiola purchased, all of the shares of common stock of Green Grow held by the Company for net consideration of 37,500,000 shares of common stock of Canbiola, subject to post-closing adjustments.

On January 27, 2020, the parties entered into an Amendment to the Agreement (the “Amendment”) in order to correct an error of the parties and clarify the provision relating to the issuance of possible adjustment of the purchase price and issuance of Additional Purchase Shares. As amended, the Agreement provides (i) that Additional Purchase Shares will be issued to ICNB if the Market Price Per Purchase Share (as defined) on the Valuation Date multiplied by 37,000,000 is less than $1,000,000, and (ii) that the number of Additional Purchase Shares to be issued by CANB to ICNB shall equal such number of shares so that the Market Price Per Share multiplied by the aggregate shares issued to ICNB (taking into account the Purchase Shares and the Additional Purchase Shares) equals $1,000,000.

-2-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iconic Brands, Inc.

Date: January 31, 2020	By:	/s/ Richard J. DeCicco
Richard J. DeCicco,
CEO

-3-